Exhibit 99.2
NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ACQUIRES RIGHTS TO APPROXIMATELY 48,000 ADDITIONAL NET ACRES IN THE WILLISTON BASIN BAKKEN PLAY AND PROVIDES AN OPERATIONAL UPDATE

Austin, TX – May 6, 2008 -- Brigham Exploration Company (NASDAQ: BEXP) announced the acquisition of approximately 48,000 additional net acres of leasehold west of the Nesson Anticline in the Williston Basin Bakken play, bringing its acreage holdings in the Basin to approximately 287,000 net acres.  The company also announced that completion operations are underway on its fifth Mountrail County horizontal Bakken well, and that it is currently drilling its first well in its North Stanley extensional area.  Brigham also announced the apparently successful drilling of its second 2008 Vicksburg well, with its third Vicksburg well currently drilling.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Resource Plays	Objective	WI%	NRI	Status / Comments
Manitou State 36 #1H	Bakken	100%	81%	Completing Mountrail Co. Bakken well ~1 mile northeast of Hynek 2 #1H, results late May
Johnson 33 #1H	Bakken	38%	30%	Currently drilling lateral section of North Stanley extensional area well, results expected in June
Carkuff 22 #1H	Bakken	67%	55%	Late May spud of western offset to Bakke 23 #1H
5th Ross Area Well	Bakken	25%	21%	July spud of southern offset to Bakke 23 #1H
Southern Ext. Well	Bakken	100%	85%	August spud in southern extensional area where Brigham controls over 36,000 net acres
Fidelity Farhart 11-11H	Bakken	3%	2.5%	North Stanley area well completing, flowing back fracture stimulation, results late May
Headington Nesson State 41 X 36H	Bakken	17%	14%	Completing Mountrail Co. consortium Bakken well, results expected in June
Headington Nesson State 42 X 36H	Bakken	17%	14%	Completed the drilling of Mountrail Co. Consortium Bakken monitoring well
Headington Nesson State 44 X 36H	Bakken	17%	14%	Completing third Mountrail Co. Consortium Bakken well, results expected in June
EOG Austin 25-35H	Bakken	25%	20%	Projected June spud of offset to EOG Austin 8-26 #1H which commenced at initial rate of 3,060 Bopd
EOG Wayzetta 13-01H	Bakken	25%	20%	Projected August spud of well proximal to Austin 8-26#1H
Mrachek 15-22 1H	Bakken	100%	79%	Horizontal sidetrack of McKenzie Co. ND Bakken well remediated after casing leak, frac scheduled for May, with results expected in late May or June
Krejci Fed. #1-32H	Mowry	50%	40%	Recently fracture stimulated with swell packers, currently testing

Conventional Wells	Objective	WI%	NRI	Status / Comments
Sullivan C-38	Vicksburg	100%	76%	Successfully completed and cleaning up at current rate of approximately 3.2 MMcfed
Sullivan C-39	Vicksburg	100%	76%	Currently completing Home Run Field development well after encountering 137’ of apparent pay
Sullivan F-35	Vicksburg	100%	76%	Dawson Sand development well in Triple Crown Field currently drilling @ 11,200’, results expected in late May
Palacios #1	Melbourne	28%	25%	Planned June spud of development well offsetting producer in Matagorda County
Richardson 30 #1	Red River	75%	60%	Currently drilling offset to Richardson 25 #1 at depth of ~2,130’
Cary Sr. Estate #1	Oligocene	40%	29%	Currently completing Southern Louisiana discovery
SL 18826 #1	Miocene	50%	39%	Planned May spud of 1st of 5 planned 2008 JV wells to test amplitude related prospects, total depth ~8,000’
SL 19312 #1	Miocene	50%	39%	Planned May spud of 2nd of 5 planned 2008 JV wells in Chandeleur Sound Blk 68, total depth ~9,700’
SL 19054 #1	Miocene	50%	38%	Planned June spud of 3rd of 5 planned 2008 JV wells testing amplitude attribute @ total depth ~8,000’
Cotten Land #5	Miocene	43%	33%	Planned July spud of acceleration well developing behind pipe pay in Cotten Land #3 producer

Williston Basin

Acreage Growth to approximately 287,000 Net Acres - Brigham has acquired the rights to approximately 48,000 net acres of additional leasehold west of the Nesson Anticline.  Brigham purchased the leasehold from a private operator in the trend.  As a result, Brigham now controls approximately 199,000 net acres of leasehold west of the Nesson Anticline, in western North Dakota and Eastern Montana.  To the east, in Mountrail County, North Dakota and the surrounding area, Brigham controls over 88,000 net acres.  In total, Brigham now controls approximately 287,000 net acres in the Williston Basin, with additional leasing activity ongoing.

Bud Brigham, the Chairman, President and CEO, stated, “We’re very pleased to have acquired this substantial leasehold position as it provides very substantial potential option value for our shareholders.  We expect the improved drilling and completion techniques we’re utilizing east of the Nesson Anticline to positively impact the economics of our acreage in the western portions of the Basin.  Importantly, the 48,000 net acres provides us with the right to explore all potential producing objectives, including the shallower Madison and Mission Canyon, as well as the deeper Red River.  In addition to the currently completing Mrachek 15-22 1H, we believe it’s likely we will drill at least one additional horizontal Bakken well west of the Nesson Anticline during the second half of the year, with significant activity anticipated for 2009.”

Mountrail County and Extensional Area Operated Activity – Brigham successfully drilled and is currently completing its fifth operated Mountrail County horizontal Bakken well, the Manitou State 36 #1H.  The Manitou State 36 #1H is located approximately one mile northeast of the Brigham operated Hynek 2 #1H and approximately five miles northwest of the Brigham operated Bakke 23 #1H.  Results for the Manitou State 36 #1H are expected in late May.

Following the Manitou State 36 #1H, in April Brigham commenced the Johnson 33 #1H in the North Stanley area, which is approximately 16 miles north northwest of the Bakke 23 #1H, and where Brigham controls approximately 5,800 net acres.  The Johnson 33 #1H is bracketed to the west and northwest by Fidelity and St. Mary drilling rigs and permits, and to the east and north by the EOG Clearwater and Vanville permits.  The Johnson 33 #1H is currently drilling with good shows in the lateral section, with results expected in June.

In early June, Brigham plans to commence its fourth Ross Area well, the Carkuff 22 #1H, which will be followed by its fifth Ross Area well, a south offset to the Bakke 23 #1H.  Brigham controls over 27,000 net acres in the Ross Area.  Assuming full development on 640 acre spacing, the Ross Area could require over 100 gross, or 42 net wells for full development.

In August, Brigham plans to commence the first well in its south extensional area, where the company controls over 36,000 net acres.  Brigham currently plans to keep this operated rig running continuously to drill horizontal Bakken wells in North Dakota.

Parshall/Austin Area Non-Operated Bakken Drilling Activity – Brigham controls approximately 8,700 net acres in the Parshall/Austin area, which provides for drilling over 13 net wells assuming 640 acre spacing.  The company will retain significant working interests in three recently permitted Parshall/Austin area EOG wells proximal to recent high rate Bakken completions.  Brigham expects to retain a 25% working interest in the EOG Austin 25-35H in section 35 of 154N-90W, which is expected to spud in June.  This well is a south offset to EOG’s recently announced Austin 8-26H, which was reported to have commenced production at a rate of approximately 3,060 barrels per day.

One mile to the southeast, Brigham also expects to retain a 25% working interest in the recently permitted EOG operated Wayzetta 13-01H in section 1 of T153N-R90W.  The EOG Wayzetta 13-01H is reportedly expected to commence in August.

Approximately four miles to the west, EOG has permitted the Austin 22-31H in section 31 of 154N-90W, which is expected to commence in October.  Brigham expects to retain an approximate 25% working interest in this well, which is roughly one mile east of the Murex Jacob Daniel 25-36H in section 36 of 154N-91W.  The Jacob Daniel was reported to be producing approximately 750 barrels of oil per day after having already produced roughly 17,000 barrels, with a reported estimated ultimate recovery of over 1 million barrels of oil.

Brigham has additional ownership interests in five sections offsetting three of EOG’s discoveries drilled in sections 2, 3 and 9 of 154N-90W.  As reported by EOG, these discoveries apparently produced at initial rates of approximately 2,000 barrels of oil per day.  Brigham’s working interests in the five potential wells is expected to range between 1.6% and 12.5%.

Bud Brigham stated, “Given continued drilling successes and accelerating activity by EOG and other operators in the Parshall/Austin area, we expect to participate in a significant number of non-operated wells during the second half of 2008 and into 2009.  In addition, our operated rig line is continuing with the Johnson 33 #1H well in our North Stanley area, which is an important test for us.  Subsequent to drilling the Johnson 33 #1H, we’ll drill two wells to further delineate and develop our Ross Area, where we could ultimately drill over 42 net wells on our approximate 27,000 net acres, assuming 640 acre spacing.  Given that operators have drilled approximately two laterals per section thus far in the Elm Coulee Bakken Field in Montana, we believe there is excellent potential for higher density development of our Ross and Parshall/Austin areas.”

Vicksburg Development Drilling – Brigham recently completed its first 2008 Vicksburg well, the Floyd Fault Block Sullivan C-38, at an initial rate of approximately 3.2 MMcfe per day.  Brigham is currently completing its second 2008 Vicksburg well, the Home Run Field Sullivan C-39, which encountered approximately 137 feet of apparent net pay.  Brigham is currently drilling its third 2008 Vicksburg well, the Triple Crown Field Sullivan F-35, with results expected by late May.

Bud Brigham stated, “After an eight month gap in Vicksburg completions to reprocess and reinterpret our 3-D seismic, we’re pleased to have kicked off our 2008 Vicksburg program with two apparently successful wells.  Although these wells will only partially impact our second quarter production volumes, all three wells should fully impact our third quarter volumes.”

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward-Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently.  All forward-looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager
(512) 427-3300